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Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of

SJW Group

Pursuant to the Offer to Purchase
dated June 7, 2018 of

WALTZ ACQUISITION SUB, INC.

a wholly owned subsidiary of

CALIFORNIA WATER SERVICE GROUP

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share of SJW Group and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by email transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Registered or Certified Mail or Overnight Courier: Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton MA 02021	By First Class Mail: Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

By Email:
(for Eligible Institutions only)

CANOTICEOFGUARANTEE@computershare.com

This email address is only for the notice of guarantee delivery. Do not send password protected documents to this email address.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Waltz Acquisition Sub, Inc., a wholly owned subsidiary of California Water Service Group, upon the terms and conditions set forth in the offer to purchase, dated June 7, 2018 (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal"), which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the "Offer," receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.001 per share (the "Shares"), of SJW Group pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

 GUARANTEE (Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within two New York Stock Exchange trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name)
(Area Code and Telephone Number)

Dated:                         , 2018.

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  Exhibit (a)(1)(iii)
GUARANTEE (Not to be used for signature guarantee)